Exhibit 10.nn

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated December 20, 2011 and effective as of November 15, 2011, is by and among Polaris Industries Inc. a Minnesota corporation (the “Borrower” and, collectively with any designated Foreign Borrower, the “Borrowers”), the lenders from time to time party to the Credit Agreement (the “Lenders”) that are parties hereto, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Lenders, as lead arranger, lead book runner, and administrative agent for the Lenders, (in such capacity, the “Agent”).

RECITALS

1.	The Borrowers, the Lenders, and the Agent entered into a Credit Agreement dated as of August 18, 2011 (the “Credit Agreement”).

2.	On November 15, 2011, Polaris France SA, a Subsidiary, acquired 100% of the issued and outstanding ownership interests of Goupil Industrie SA, a corporation organized under the laws of France.

3.	The Borrowers desire to amend certain provisions of the Credit Agreement and the Agent and the Lenders have agreed to make such amendments and consent to the dissolution by Goupil Industrie SA of its Subsidiary, Goupil Bail SAS, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1. Definitions.

(a) The definition of “Excluded Taxes” in Article I of the Credit Agreement is amended and restated in its entirety to read as follows:

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent (i) taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located and (ii) any U.S. federal withholding taxes imposed by FATCA.

(b) The definition of “FATCA” is added to the list of definitions in Article I of the Credit Agreement as follows:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

2.2. Taxes. Section 3.5 of Article III of the Credit Agreement is amended by adding a new subsection (h) to the end thereof.

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.3. Sale and Leaseback Transactions Limit. Section 6.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.19 Sale and Leaseback Transactions. The Company will not, nor will it permit any of its Subsidiaries, to enter into or suffer to exist Sale and Leaseback Transactions, that result in an aggregate amount of Attributable Indebtedness arising from all such transactions entered into in any fiscal year to be in excess of $25,000,000.

2.4. Subsidiaries Schedule. Schedule 5.8 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment, which Exhibit A is incorporated by reference in the Credit Agreement as Schedule 5.8 thereto.

Section 3. Effectiveness of Amendments. The amendments in this Amendment will be effective as of November 15, 2011 upon delivery by the Borrowers of, and compliance by the Company with, the following:

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3.1. This Amendment, duly executed by the Company, the Agent, and the Lenders constituting the Required Lenders (whether the same or different copies) and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Agent.

3.2. The Agent shall have received a certificate of an Authorized Officer of the Company (a) certifying that no Default or Event of Default has occurred and is continuing after giving effect to this Amendment, (b) certifying that the execution, delivery, and performance of this Amendment, the Credit Agreement as amended by this Amendment and the other documents and agreements required to be delivered by the Company hereunder (collectively, the “Amendment Documents”) have been duly authorized, (c) certifying to and attaching a true and accurate copy of the resolutions or unanimous written consent of the Company authorizing the execution, delivery, and performance of the Amendment Documents, and (d) certifying that no consent or governmental or regulatory approval is necessary in connection with the consummation of the Amendment Documents other than any consents or approvals already obtained, copies of which have been delivered to the Agent.

3.3. The Company shall have satisfied such other conditions as specified by the Agent in writing prior to the execution of this Amendment.

Section 4. Consent to Dissolution of Subsidiary. Pursuant to Article VI of the Credit Agreement, the Lenders hereby consent to the dissolution by Goupil Industrie SA of its Subsidiary, Goupil Bail SAS (“the Consent to Subsidiary Dissolution”). The Borrowers agree that the Consent to Subsidiary Dissolution shall be limited to the precise meaning of the words as written herein and shall not be deemed to be a consent to any other event or circumstance that would violate Section 6.14 or any other provision of the Credit Agreement. Except as expressly set forth herein, the Consent to Subsidiary Dissolution described in this Section 4 shall not alter, affect, release or prejudice in any way any of the Borrowers’ obligations under the Credit Agreement. The Consent to Subsidiary Dissolution set forth herein shall not be, and shall not be deemed to be, a course of action upon which the Borrowers may rely in the future, and the Borrowers hereby expressly waive any claim to such effect.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Agent, the Lenders, and the Borrowers each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Agent and the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Agent for the benefit of the Agent and the Lenders under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified and affirmed in all respects by the Borrowers.

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Section 6. Merger and Integration, Superseding Effect. This Amendment, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrowers, the Lenders, the Agent, and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Agent, the Lenders, and the successors and assigns of the Agent and the Lenders.

Section 9. Expenses. The Borrowers shall pay the Agent, upon execution of this Amendment if requested in advance in writing, the fees and expenses as provided in Section 9.6 of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL LENDERS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

POLARIS INDUSTRIES INC.

By:	/s/ Michael Malone
Title:	VP-CFO

U.S. BANK NATIONAL ASSOCIATION, as a Lender, as LC Issuer and as Administrative Agent

By:	/s/ Ludmila Yakovlev
Title:	Assistant Vice President

ROYAL BANK OF CANADA,

By:	/s/ G. David Cole
Title:	Authorized Signatory

WELLS FARGO BANK, N.A.

By:	/s/ Gregory Strauss
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Victor Pierzchalski
Title:	Authorized Signatory

COMERICA BANK

By:	/s/ Timothy O’Rourke
Title:	Vice President

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Gary Losey
Title:	VP-Corporate Banking

BANK OF AMERICA, N.A., as Lender and as LC Issuer

By:	/s/ Brian Lukehart
Title:	Vice President

BANK OF THE WEST

By:	/s/ Josh Pirozzolo
Title:	AVP

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Cortese
Title:	AVP

SOVEREIGN BANK

By:	/s/ Pedro Bell Astorza
Title:	SVP-Large Corporate Banking

EXHIBIT A TO

FIRST AMENDMENT TO

CREDIT AGREEMENT

SCHEDULE 5.8 TO CREDIT AGREEMENT

SCHEDULE 5.8

Subsidiaries

Material Subsidiaries

Name	Jurisdiction	Type of Entity	Parent	Percentage Ownership
Polaris Acceptance Inc.	Minnesota	Corporation	Polaris Industries Inc. (MN)	100.00%
Polaris Industries Inc.	Delaware	Corporation	Polaris Industries Inc. (MN)	100.00%
Polaris Industries Manufacturing LLC	Minnesota	Limited Liability Company	Polaris Industries Inc. (DE)	100.00%
Polaris Sales Inc.	Minnesota	Corporation	Polaris Industries Inc. (DE)	100.00%
Polaris Direct Inc.	Minnesota	Corporation	Polaris Sales Inc.	100.00%
Polaris Insurance Services LLC	Minnesota	Limited Liability Company	Polaris Industries Inc. (DE)	100.00%
Polaris Sales Europe Inc.	Minnesota	Corporation	Polaris Sales Inc.	100.00%
Indian Motorcycle Company	Delaware	Corporation	Polaris Industries Inc. (DE)	100.00%
Indian Motorcycle International, LLC	Delaware	Limited Liability Company	Polaris Industries Inc. (DE)	100.00%
Indian Motorcycle USA LLC	Delaware	Limited Liability Company	Indian Motorcycle International, LLC	100.00%

Other Subsidiaries

Name	Jurisdiction	Type of Entity	Parent	Percentage Ownership
Goupil Industrie SA	France	Corporation	Polaris France SA	100.00%
Polaris Britain Limited	United Kingdom	Corporation	Polaris Sales Inc.	100.00%
Polaris France S.A.	France	Corporation	Polaris Sales Inc.	100.00%
Polaris Norway AS	Norway	Corporation	Polaris Scandinavia AB	100.00%

Name	Jurisdiction	Type of Entity	Parent	Percentage Ownership
Polaris Germany GmbH	Germany	Limited Liability Company	Polaris Sales Inc.	100.00%

Polaris Sales Spain, S.L.	Spain	Limited Liability Company	Polaris Sales Inc.	100.00%

Polaris Industries Europe Sàrl*	Switzerland	Limited Liability Company	Polaris Sales Inc.	100.00%

Polaris Sales Europe Sarl	Switzerland	Limited Liability Company	Polaris Sales Inc.	100.00%

Swissauto powersports LLC	Switzerland	Limited Liability Company	Polaris Sales Europe Inc.	100.00%

Polaris of Brazil Import and Trade of Vehicles and Motorcycles LLC	Brazil	Limited Liability Company	Polaris Sales Inc.	99.99%

			Polaris Industries Inc. (DE)	0.01%

North Pole Star LLC	Mexico	Limited Liability Company	Polaris Sales Europe Sarl	99.00%
			Polaris France SA	1.00%
Polaris Trading (Shanghai) Ltd	China	Corporation	Polaris Sales Inc.	100.00%
Polaris India Private Ltd.	India	Corporation	Polaris Sales Inc.	100.00%

7161549 Canada Inc.	Manitoba, Canada	Corporation	Indian Motorcycle Company	100.00%

Polaris Industries Ltd.	Manitoba, Canada	Corporation	Polaris Industries Inc. (DE)	100.00%

Polaris Sales Australia Pty Ltd.	Australia	Corporation	Polaris Sales Inc.	100.00%

Polaris Scandinavia AB	Sweden	Corporation	Polaris Sales Inc.	100.00%

Victory Motorcycles Australia Pty Ltd	Australia	Corporation	Polaris Sales Australia Pty Ltd.	100.00%

*	Began liquidation process on April 15, 2011; which is expected to be complete during 2012.